OMNICOM REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

2023 Fourth Quarter:
Revenue of $4,060.9 million, with organic growth of 4.4%
Operating income of $646.7 million; $661.2 million non-GAAP adjusted
Operating income margin of 15.9%; 16.3% non-GAAP adjusted
Diluted earnings per share of $2.13; $2.20 non-GAAP adjusted
2023 Full Year:
Revenue of $14,692.2 million, with organic growth of 4.1%
Operating income of $2,104.7 million; $2,231.9 million non-GAAP adjusted
Operating income margin of 14.3%; 15.2% non-GAAP adjusted
Diluted earnings per share of $6.91; $7.41 non-GAAP adjusted

NEW YORK, February 6, 2024 - Omnicom (NYSE: OMC) today announced results for the quarter and full year ended December 31, 2023.

"Omnicom finished 2023 with 4.4% organic revenue growth in the fourth quarter and 4.1% for the year. Looking out to full year 2024, we are set up well with solid fundamentals, tremendous opportunities in digital commerce and retail media from our Flywheel acquisition, and momentum in new business wins,” said John Wren, Chairman and Chief Executive Officer of Omnicom. “Our accelerated investments in analytics and AI will enhance our ability to drive the best outcomes for our clients, while shareholders remain supported by our profitable operations and balanced deployment of capital through dividends, acquisitions, and share repurchases."

Fourth Quarter 2023 Results

	Three Months Ended December 31,
$ in millions, except per share amounts	2023	Non-GAAP Adj.[3]	Non-GAAP 2023 Adj.	2022
Revenue	$4,060.9	$—	$4,060.9	$3,868.2
Operating Income	646.7	14.5	661.2	642.7
Operating Income Margin	15.9%		16.3%	16.6%
Net Income [1]	425.7	13.0	438.7	429.8
Net Income per Share - Diluted [1]	$2.13		$2.20	$2.09
EBITA[2]	668.1	14.5	682.6	662.7
EBITA Margin[2]	16.5%		16.8%	17.1%
Notes: 1) Net Income and Net Income per Share for Omnicom Group Inc. 2) See non-GAAP reconciliations starting on page 11. 3) Included in the fourth quarter of 2023 within selling, general and administrative expenses are acquisition transaction costs of $14.5 million ($13.0 million after tax) primarily related to the purchase of Flywheel Digital, which closed on January 2, 2024.

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Revenues
Reported revenue in the fourth quarter of 2023 increased $192.7 million, or 5.0%, to $4,060.9 million.
Worldwide revenue growth in the fourth quarter of 2023 compared to the fourth quarter of 2022 was led by an increase in organic growth of $171.3 million, or 4.4%. The impact of foreign currency translation increased revenue by $47.0 million, or 1.2%. Acquisition revenue, net of disposition revenue, reduced revenue by $25.6 million, or 0.7%, primarily due to dispositions earlier in the year in the Execution & Support discipline, partially offset by acquisitions in the third quarter of 2023 in the Advertising & Media and Public Relations disciplines.

Organic growth by discipline in the fourth quarter of 2023 compared to the fourth quarter of 2022 was as follows: 9.3% for Advertising & Media, 3.6% for Healthcare, and 1.0% for Commerce & Branding, partially offset by declines of 8.0% for Experiential, 2.9% for Public Relations, 1.1% for Precision Marketing, and 0.4% for Execution & Support.

Organic growth by region in the fourth quarter of 2023 compared to the fourth quarter of 2022 was as follows: 14.1% for Euro Markets & Other Europe, 10.9% for Asia Pacific, 5.8% for the United Kingdom, 13.7% for Latin America, and 0.6% for the United States, partially offset by declines of 17.3% for the Middle East & Africa, and 1.3% for Other North America.

Expenses
Operating expenses increased $188.7 million, or 5.9%, to $3,414.2 million in the fourth quarter of 2023 compared to the fourth quarter of 2022.

Salary and service costs increased $162.0 million, or 5.8%, to $2,954.0 million. These costs tend to fluctuate with changes in revenue and are comprised of salary and related costs, which include employee compensation and benefits costs and freelance labor, third-party service costs, and third-party incidental costs. Salary and related costs increased $52.7 million, or 2.8%, to $1,906.1 million, primarily due to an increase in headcount as a result of organic growth and acquisitions, partially offset by our disposition activity earlier in the year. Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs that we bill back to the client directly at our cost and which we are required to include in revenue. Third-party service costs increased $97.5 million, or 12.4%, to $884.0 million, and third-party incidental costs increased $11.8 million, or 7.8%, to $163.9 million, both as a result of organic growth and our acquisitions. Third-party service costs were less impacted by our disposition activity.

Occupancy and other costs, which are less directly linked to changes in revenue than salary and service costs, decreased $3.5 million, or 1.2%, to $290.9 million, due to a decrease in rent expense, partially offset by an increase in other occupancy expenses.

SG&A expenses increased $31.1 million, or 36.8%, to $115.6 million, primarily due to an increase in professional fees and $14.5 million of acquisition transaction costs related primarily to our Flywheel Digital acquisition, which closed on January 2, 2024.

Operating Income
Operating income increased $4.0 million, or 0.6%, to $646.7 million in the fourth quarter of 2023 compared to the fourth quarter of 2022. The related operating income margin was 15.9% compared to 16.6% for the fourth quarter of 2022. In the fourth quarter of 2023, non-GAAP adjusted operating income of $661.2 million increased 2.9%, and the non-GAAP adjusted operating income margin was 16.3%.

Interest Expense, net
Net interest expense in the fourth quarter of 2023 increased $0.9 million to $26.8 million compared to the fourth quarter of 2022. Interest income decreased $2.7 million to $25.8 million, primarily due to lower average cash and short-term investment balances compared to the fourth quarter of 2022.

Income Taxes
Our effective tax rate of 26.5% in the fourth quarter of 2023 was flat with the rate in the fourth quarter of 2022.

Net Income – Omnicom Group Inc. and Diluted Net Income per Share
Net income - Omnicom Group Inc. for the fourth quarter of 2023 decreased $4.1 million, or 1.0%, to $425.7 million compared to the fourth quarter of 2022. Diluted shares outstanding for the fourth quarter of 2023 decreased 2.8% to 199.5 million from 205.2 million in the fourth quarter of 2022 as a result of net share repurchases. Diluted net income per share of $2.13 increased $0.04, or 1.9%, from $2.09 per share. In the fourth quarter of 2023, non-GAAP adjusted diluted earnings per share of $2.20 increased 5.3%.

EBITA
EBITA increased $5.4 million, or 0.8%, to $668.1 million in the fourth quarter of 2023 compared to the fourth quarter of 2022. The related EBITA margin was 16.5% compared to 17.1% for the fourth quarter of 2022. In the fourth quarter of 2023, non-GAAP adjusted EBITA of $682.6 million increased 3.0%, and the non-GAAP adjusted EBITA margin was 16.8%.

Full Year 2023 Results

	Twelve Months Ended December 31,
$ in millions, except per share amounts	2023	Non-GAAP Adj.[3]	Non-GAAP 2023 Adj.	2022	Non-GAAP Adj.[3]	Non-GAAP 2022 Adj.
Revenue	$14,692.2	$—	$14,692.2	$14,289.1	$—	$14,289.1
Operating Income	2,104.7	127.2	2,231.9	2,083.3	113.4	2,196.7
Operating Income Margin	14.3%		15.2%	14.6%		15.4%
Net Income [1]	1,391.4	102.6	1,494.0	1,316.5	118.2	1,434.7
Net Income per Share - Diluted [1]	$6.91		$7.41	$6.36		$6.93
EBITA[2]	2,185.0	127.2	2,312.2	2,163.6	113.4	2,277.0
EBITA Margin[2]	14.9%		15.7%	15.1%		15.9%
Notes: 1) Net Income and Net Income per Share for Omnicom Group Inc. 2) See non-GAAP reconciliations starting on page 11. 3) For the year ended December 31, 2023, operating expenses included real estate operating lease impairment charges, severance, and other exit costs of $191.5 million ($145.5 million after tax) related to repositioning actions we took in the first and second quarters of 2023 to reduce our real estate requirements, rebalance our workforce, and consolidate operations in certain markets. In addition, in the second quarter of 2023, we recorded a gain of $78.8 million ($55.9 million after tax) on disposition of certain of our research businesses in the Execution & Support discipline. Included in the fourth quarter of 2023 within selling, general and administrative expenses are acquisition transaction costs of $14.5 million ($13.0 million after tax) primarily related to the purchase of Flywheel Digital in January 2024. The net aggregate impact to Operating Income for the year ended December 31, 2023 was a reduction of $127.2 million ($102.6 million after tax). The net aggregate effect of these items for the year ended December 31, 2023 to diluted net income per share - Omnicom Group Inc. was a decrease of $0.50. For the year ended December 31, 2022, operating expenses included $113.4 million of charges recorded in the first quarter of 2022, as well as an additional net income tax charge of $4.8 million related to the disposition of our businesses in Russia, which reduced net income - Omnicom Group Inc. by $118.2 million and diluted net income per share - Omnicom Group Inc. by $0.57.

Revenues
Reported revenue in 2023 increased $403.1 million, or 2.8%, to $14,692.2 million.

Worldwide revenue growth in 2023 compared to 2022 was led by an increase in organic growth of $584.5 million, or 4.1%. The impact of foreign currency translation reduced revenue by $28.3 million, or 0.2%. Acquisition revenue, net of disposition revenue, reduced revenue by $153.1 million, or 1.1%, primarily due to dispositions earlier in the year in the Execution & Support discipline, partially offset by acquisitions in the third quarter of 2023 in the Advertising & Media and Public Relations disciplines.

Organic growth by discipline in 2023 compared to 2022 was as follows: 6.5% for Advertising & Media, 3.8% for Healthcare, 3.1% for Precision Marketing, 3.0% for Experiential, and 1.2% for Commerce & Branding, partially offset by declines of 1.0% for Execution & Support and 0.8% for Public Relations.

Organic growth by region in 2023 compared to 2022 was as follows: 2.6% for the United States, 7.2% for Euro Markets & Other Europe, 6.0% for Asia Pacific, 4.7% for the United Kingdom, 13.0% for Latin America, and 3.0% for Other North America, partially offset by a decline of 5.8% for Middle East & Africa.

Expenses
Operating expenses increased $381.7 million, or 3.1%, to $12,587.5 million in 2023 compared to 2022. Included in operating expenses for 2023 is the net impact of the gain on disposition of certain of our research businesses in our Execution & Support discipline of $78.8 million and repositioning costs related to real estate and other exit charges and severance costs of $191.5 million.

Salary and service costs increased $375.3 million, or 3.6%, to $10,701.2 million. These costs tend to fluctuate with changes in revenue and are comprised of salary and related costs, which include employee compensation and benefits costs and freelance labor, third-party service costs, and third-party incidental costs. Salary and related costs increased $14.9 million, or 0.2%, to $7,212.8 million, primarily due to an increase in headcount as a result of organic growth and acquisitions, partially offset by our disposition activity earlier in the year. Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs that we bill back to the client directly at our cost and which we are required to include in revenue. Third-party service costs increased $332.4 million, or 12.9%, to $2,917.9 million, and third-party incidental costs increased $28.0 million, or 5.2%, to $570.5 million, both as a result of organic growth and our acquisitions for the year. Third-party service costs were less impacted by our disposition activity.

Occupancy and other costs, which are less directly linked to changes in revenue than salary and service costs, were flat due to increases in other occupancy expenses, offset by lower rent.

SG&A expenses increased $15.2 million, or 4.0%, to $393.7 million, primarily due to an increase in professional fees, including $14.5 million of acquisition transaction costs primarily related to our Flywheel acquisition, which closed on January 2, 2024.

Operating Income
Operating income increased $21.4 million, or 1.0%, to $2,104.7 in 2023 compared to 2022. The related operating income margin was 14.3% compared to 14.6% for 2022. In 2023, non-GAAP adjusted operating income of $2,231.9 million increased 1.6%, and the non-GAAP adjusted operating income margin was 15.2%.

Interest Expense, net
Net interest expense in 2023 decreased $26.1 million to $111.8 million compared to 2022. Interest income increased $36.0 million to $106.7 million, primarily due to higher interest rates on cash balances and short-term investment balances compared to 2022.

Income Taxes
Our effective tax rate of 26.3% in 2023 decreased from 28.1% in 2022. The higher effective tax rate for 2022 was primarily due to the result of the non-deductibility of $113.4 million in charges recorded in the first quarter of 2022 arising from the effects of the war in Ukraine, as well as an additional increase in income tax expense of $4.8 million related to the disposition of our businesses in Russia.

Net Income – Omnicom Group Inc. and Diluted Net Income per Share
Net income - Omnicom Group Inc. in 2023 increased $74.9 million, or 5.7%, to $1,391.4 compared to 2022. Diluted shares outstanding for 2023 decreased 2.7% to 201.4 million from 207.0 million in 2022 as a result of net share repurchases. Diluted net income per share increased $0.55, or 8.6%, to $6.91 per share. In 2023, non-GAAP adjusted diluted earnings per share of $7.41 increased 6.9%.

EBITA
EBITA increased $21.4 million, or 1.0%, to $2,185.0 million in 2023 compared to 2022. The related EBITA margin was 14.9% compared to 15.1% for 2022. In 2023, non-GAAP adjusted EBITA of $2,312.2 million increased 1.5%, and the non-GAAP adjusted EBITA margin was 15.7%.
Risks and Uncertainties
Current global economic challenges, including geopolitical events, international hostilities, acts of terrorism, public health crises, high inflation in countries that comprise our major markets, high interest rates, and labor and supply chain issues could cause economic uncertainty and volatility. The impact of these issues on our business will vary by geographic market and discipline. We monitor economic conditions closely, as well as client revenue levels and other factors. In response to reductions in revenue, we can take actions to align our cost structure with changes in client demand and manage our working capital. However, there can be no assurance as to the effectiveness of our efforts to mitigate any impact of the current and future adverse economic conditions, reductions in client revenue, changes in client creditworthiness, and other developments.
Definitions - Components of Revenue Change
We use certain terms in describing the components of the change in revenue above.
Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.
Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date, and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the description above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.
Conference Call
Omnicom will host a conference call to review its financial results on Tuesday, February 6, 2024 at 4:30 p.m. Eastern Time. Participants can listen to the conference call by calling 844-291-6362 (domestic) or 234-720-6995 (international), along with access code 1468163. The call will also be simulcast and archived on our investor relations website.
Corporate Responsibility
At Omnicom, we are committed to promoting responsible practices and making positive contributions to society around the globe. Please explore our website (omnicomgroup.com/corporate-responsibility) for highlights of our progress across the areas on which we focus: Empower People, Protect Our Planet, Lead Responsibly.
About Omnicom
Omnicom (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms offer services in advertising, strategic media planning and buying, precision marketing, commerce and branding, experiential, customer relationship marketing (CRM), public relations, healthcare marketing and other specialty communications services to over 5,000 clients in more than 70 countries.
Contact

Investors:	Gregory Lundberg	greg.lundberg@omnicomgroup.com
Media:	Joanne Trout	joanne.trout@omnicomgroup.com
Non-GAAP Financial Measures
We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. EBITA is defined as operating income before interest, taxes, and amortization of intangible assets, and EBITA margin is defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization arising from acquisitions). We also use Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Income Tax Expense, Adjusted Net Income – Omnicom Group Inc. and Adjusted Net Income per diluted share – Omnicom Group Inc. as additional operating performance measures. We believe these measures are useful in evaluating the impact of certain items on operating performance and allow for comparability between reporting periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements
Certain statements in this document contain forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by geopolitical events, international hostilities, acts of terrorism, public health crises, high and sustained inflation in countries that comprise our major markets, high interest rates, and labor and supply chain issues affecting the distribution of our clients’ products; international, national, or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments, and a deterioration or disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing, and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the advertising, marketing, and corporate communications industries; unanticipated changes to, or the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; effective management of the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and related partnerships in our business; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with acquisitions, its critical accounting estimates and legal proceedings; the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions, and an evolving regulatory environment in high-growth markets and developing countries; and risks related to our environmental, social, and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and in other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

OMNICOM GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,
	2023	2022
Revenue	$4,060.9	$3,868.2
Operating Expenses:
Salary and service costs	2,954.0	2,792.0
Occupancy and other costs	290.9	294.4
Cost of services	3,244.9	3,086.4
Selling, general and administrative expenses[1]	115.6	84.5
Depreciation and amortization	53.7	54.6
Total operating expenses	3,414.2	3,225.5
Operating Income	646.7	642.7
Interest Expense	52.6	54.4
Interest Income	25.8	28.5
Income Before Income Taxes and Income From Equity Method Investments	619.9	616.8
Income Tax Expense	164.2	163.5
Income From Equity Method Investments	2.1	2.6
Net Income	457.8	455.9
Net Income Attributed To Noncontrolling Interests	32.1	26.1
Net Income - Omnicom Group Inc.	$425.7	$429.8
Net Income Per Share - Omnicom Group Inc.:
Basic	$2.15	$2.11
Diluted	$2.13	$2.09

Revenue	$4,060.9	$3,868.2
Operating Margin %	15.9%	16.6%
EBITA	$668.1	$662.7
EBITA Margin %	16.5%	17.1%

Dividends Declared Per Common Share	$0.70	$0.70

1) Included in the fourth quarter of 2023 within selling, general and administrative expenses are acquisition transaction costs of $14.5 million ($13.0 million after tax), primarily related to the purchase of Flywheel Digital in January 2024.

OMNICOM GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Full Year
	2023	2022
Revenue	$14,692.2	$14,289.1
Operating Expenses:
Salary and service costs	10,701.2	10,325.9
Occupancy and other costs	1,168.8	1,168.6
Real estate and other repositioning costs[1]	191.5	—
Charges arising from the effects of the war in Ukraine[2]	—	113.4
Gain on disposition of subsidiary[1]	(78.8)	—
Cost of services	11,982.7	11,607.9
Selling, general and administrative expenses[1]	393.7	378.5
Depreciation and amortization	211.1	219.4
Total operating expenses[1,2]	12,587.5	12,205.8
Operating Income	2,104.7	2,083.3
Interest Expense	218.5	208.6
Interest Income	106.7	70.7
Income Before Income Taxes and Income From Equity Method Investments	1,992.9	1,945.4
Income Tax Expense[1,2]	524.9	546.8
Income From Equity Method Investments	5.2	5.2
Net Income[1,2]	1,473.2	1,403.8
Net Income Attributed To Noncontrolling Interests	81.8	87.3
Net Income - Omnicom Group Inc.[1,2]	$1,391.4	$1,316.5
Net Income Per Share - Omnicom Group Inc.:
Basic	$6.98	$6.40
Diluted[1,2]	$6.91	$6.36

Revenue	$14,692.2	$14,289.1
Operating Margin %	14.3%	14.6%
EBITA	$2,185.0	$2,163.6
EBITA Margin %	14.9%	15.1%

Dividends Declared Per Common Share	$2.80	$2.80

1) For the year ended December 31, 2023, operating expenses included real estate operating lease impairment charges, severance, and other exit costs of $191.5 million ($145.5 million after tax) related to repositioning actions we took in the first and second quarters of 2023 to reduce our real estate requirements, rebalance our workforce, and consolidate operations in certain markets. In addition, in the second quarter of 2023, we recorded a gain of $78.8 million ($55.9 million after tax) on disposition of certain of our research businesses in the Execution & Support discipline. Included in the year ended December 31, 2023 within selling, general and administrative expenses are acquisition transaction costs of $14.5 million ($13.0 million after tax) primarily related to the purchase of Flywheel Digital in January 2024. The net aggregate impact to Operating Income for the year ended December 31, 2023 was a reduction of $127.2 million ($102.6 million after tax). The net aggregate effect of these items for the year ended December 31, 2023 to diluted net income per share - Omnicom Group Inc. was a decrease of $0.50.

2) For the year ended December 31, 2022, operating expenses included $113.4 million of charges recorded in the first quarter of 2022, as well as an additional net income tax charge of $4.8 million related to the disposition of our businesses in Russia, which reduced net income - Omnicom Group Inc. by $118.2 million and diluted net income per share - Omnicom Group Inc. by $0.57.

OMNICOM GROUP INC. AND SUBSIDIARIES
DETAIL OF OPERATING EXPENSES
(Unaudited)
(In millions)

	Three Months Ended December 31,
	2023	2022
Revenue	$4,060.9	$3,868.2
Operating Expenses:
Salary and service costs:
Salary and related costs	1,906.1	1,853.4
Third-party service costs[1]	884.0	786.5
Third-party incidental costs[2]	163.9	152.1
Total salary and service costs	2,954.0	2,792.0
Occupancy and other costs	290.9	294.4
Cost of services	3,244.9	3,086.4
Selling, general and administrative expenses[3]	115.6	84.5
Depreciation and amortization	53.7	54.6
Total operating expenses	3,414.2	3,225.5
Operating Income	$646.7	$642.7

	Full Year
	2023	2022
Revenue	$14,692.2	$14,289.1
Operating Expenses:
Salary and service costs:
Salary and related costs	7,212.8	7,197.9
Third-party service costs[1]	2,917.9	2,585.5
Third-party incidental costs[2]	570.5	542.5
Total salary and service costs	10,701.2	10,325.9
Occupancy and other costs	1,168.8	1,168.6
Real estate and other repositioning costs	191.5	—
Charges arising from the effects of the war in Ukraine	—	113.4
Gain on disposition of subsidiary	(78.8)	—
Cost of services	11,982.7	11,607.9
Selling, general and administrative expenses[3]	393.7	378.5
Depreciation and amortization	211.1	219.4
Total operating expenses	12,587.5	12,205.8
Operating Income	$2,104.7	$2,083.3

1) Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients.
2) Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs which we bill back to the client directly at our cost and which we are required to include in revenue.
3) Included in the three and twelve months ended December 31, 2023 within selling, general and administrative expenses are acquisition transaction costs of $14.5 million ($13.0 million after tax), primarily related to the purchase of Flywheel Digital in January 2024.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions)

	Three Months Ended December 31,		Full Year
	2023	2022	2023	2022
Net Income - Omnicom Group Inc.	$425.7	$429.8	$1,391.4	$1,316.5
Net Income Attributed To Noncontrolling Interests	32.1	26.1	81.8	87.3
Net Income	457.8	455.9	1,473.2	1,403.8
Income From Equity Method Investments	2.1	2.6	5.2	5.2
Income Tax Expense	164.2	163.5	524.9	546.8
Income Before Income Taxes and Income From Equity Method Investments	619.9	616.8	1,992.9	1,945.4
Interest Expense	52.6	54.4	218.5	208.6
Interest Income	25.8	28.5	106.7	70.7
Operating Income	646.7	642.7	2,104.7	2,083.3
Add back: Amortization of intangible assets	21.4	20.0	80.3	80.3
Earnings before interest, taxes and amortization of intangible assets (“EBITA”)	$668.1	$662.7	$2,185.0	$2,163.6

Real estate and other repositioning costs	—	—	191.5	—
Charges arising from the effects of the war in Ukraine	—	—	—	113.4
Gain on disposition of subsidiary	—	—	(78.8)	—
Acquisition transaction costs	14.5	—	14.5	—
EBITA - Adjusted	$682.6	$662.7	$2,312.2	$2,277.0

Revenue	$4,060.9	$3,868.2	$14,692.2	$14,289.1
EBITA	$668.1	$662.7	$2,185.0	$2,163.6
EBITA Margin %	16.5%	17.1%	14.9%	15.1%
EBITA - Adjusted	$682.6	$662.7	$2,312.2	$2,277.0
EBITA Margin % - Adjusted	16.8%	17.1%	15.7%	15.9%
The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITA (defined as earnings before interest, taxes and amortization of intangible assets) and EBITA Margin (defined as EBITA divided by revenue) for the periods presented. The above table also presents non-GAAP adjustments to EBITA to present EBITA - Adjusted for the periods presented. We use EBITA and EBITA Margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization of intangible assets arising from acquisitions). Accordingly, we believe EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our business.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions)

	Three Months Ended December 31,
	Reported 2023	Non-GAAP Adj.	Non-GAAP 2023 Adj.	Reported 2022	Non-GAAP Adj.	Non-GAAP 2022 Adj.
Revenue	$4,060.9	$—	$4,060.9	$3,868.2	$—	$3,868.2

Operating Expenses[2]	3,414.2	(14.5)	3,399.7	3,225.5	—	3,225.5
Operating Income	646.7	14.5	661.2	642.7	—	642.7
Operating Income Margin %	15.9%		16.3%	16.6%		16.6%

Add back: Amortization of intangible assets	21.4	—	21.4	20.0	—	20.0
EBITA[1]	$668.1	$14.5	$682.6	$662.7	$—	$662.7
EBITA Margin %[1]	16.5%		16.8%	17.1%		17.1%

	Full Year
	Reported 2023	Non-GAAP Adj. (2)	Non-GAAP 2023 Adj.	Reported 2022	Non-GAAP Adj. (2)	Non-GAAP 2022 Adj.
Revenue	$14,692.2	$—	$14,692.2	$14,289.1	$—	$14,289.1

Operating Expenses[2]	12,587.5	(127.2)	12,460.3	12,205.8	(113.4)	12,092.4
Operating Income	2,104.7	127.2	2,231.9	2,083.3	113.4	2,196.7
Operating Income Margin %	14.3%		15.2%	14.6%		15.4%

Add back: Amortization of intangible assets	80.3	—	80.3	80.3	—	80.3
EBITA[1]	$2,185.0	$127.2	$2,312.2	$2,163.6	$113.4	$2,277.0
EBITA Margin %[1]	14.9%		15.7%	15.1%		15.9%

1)     See Non-GAAP reconciliation on page 11.
2)    For the full year ended December 31, 2023, operating expenses included real estate operating lease impairment charges, severance, and other exit costs of $191.5 million ($145.5 million after tax) related to repositioning actions we took in the first and second quarters of 2023 to reduce our real estate requirements, rebalance our workforce, and consolidate operations in certain markets. In addition, in the second quarter of 2023, we recorded a gain of $78.8 million ($55.9 million after tax) on disposition of certain of our research businesses in the Execution & Support discipline. Included in the three and twelve months ended December 31, 2023 within selling, general and administrative expenses are acquisition transaction costs of $14.5 million ($13.0 million after tax) primarily related to the purchase of Flywheel Digital in January 2024. The net aggregate impact to Operating Income for the full year ended December 31, 2023 was a reduction of $127.2 million ($102.6 million after tax). The net aggregate effect of these items in the full year ended December 31, 2023 to diluted net income per share - Omnicom Group Inc. was a decrease of $0.50.

For the full year ended December 31, 2022, operating expenses included $113.4 million of charges recorded in the first quarter of 2022, as well as an additional net income tax charge of $4.8 million related to the disposition of our businesses in Russia, which reduced net income - Omnicom Group Inc. by $118.2 million and diluted net income per share - Omnicom Group Inc. by $0.57.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,		Full Year
	2023	2022	2023	2022
Operating Income - Reported	$646.7	$642.7	$2,104.7	$2,083.3
Real estate and other repositioning costs	—	—	191.5	—
Charges arising from the effects of the war in Ukraine	—	—	—	113.4
Gain on disposition of subsidiary	—	—	(78.8)	—
Acquisition transaction costs	14.5	—	14.5	—
Non-GAAP Operating Income - Adjusted	$661.2	$642.7	$2,231.9	$2,196.7

	Three Months Ended December 31,		Full Year
	2023	2022	2023	2022
Income Tax Expense - Reported	$164.2	$163.5	$524.9	$546.8
Income tax expense related to:
Real estate and other repositioning costs	—	—	46.0	—
Charges arising from the effects of the war in Ukraine	—	—	—	(4.8)
Gain on disposition of subsidiary	—	—	(22.9)	—
Acquisition transaction costs	1.5	—	1.5	—
Non-GAAP Income Tax Expense- Adjusted	$165.7	$163.5	$549.5	$542.0

	Three Months Ended December 31,				Full Year
	2023		2022		2023		2022
	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted
Net Income - Omnicom Group Inc. - Reported	$425.7	$2.13	$429.8	$2.09	$1,391.4	$6.91	$1,316.5	$6.36
Real estate and other repositioning costs	—	—	—	—	145.5	0.72	—	—
Charges arising from the effects of the war in Ukraine	—	—	—	—	—	—	118.2	0.57
Gain on disposition of subsidiary	—	—	—	—	(55.9)	(0.28)	—	—
Acquisition transaction costs	13.0	0.07	—	—	13.0	0.06	—	—
Non-GAAP Net Income - Omnicom Group Inc. - Adjusted[1]	$438.7	$2.20	$429.8	$2.09	$1,494.0	$7.41	$1,434.7	$6.93

1)     Diluted Shares for the three months ended December 31, 2023 and 2022 in millions were 199.5 and 205.2, respectively. Diluted Shares for the full year ended December 31, 2023 and 2022 in millions were 201.4 and 207.0, respectively.
The above tables reconcile GAAP financial measures of Operating Income, Income Tax Expense, and Net Income - Omnicom Group Inc., to adjusted Non-GAAP financial measures of Non-GAAP Operating Income - Adjusted, Non-GAAP Income Tax Expense - Adjusted, and Non-GAAP Net Income-Omnicom Group Inc. - Adjusted for the periods presented. Management believes excluding the real estate and other repositioning costs and acquisition transaction costs, partially offset by a gain on the disposition of certain of our research businesses in 2023 and excluding the charge arising from the effects of the war in Ukraine in 2022, provides investors with a better picture of the performance of the business during the periods presented.